Exhibit 99.1

Gevo Announces Appointment of Katie Ellet to Board of Directors

ENGLEWOOD, Colo., January 3, 2024 -- Gevo, Inc. (NASDAQ: GEVO) is pleased to announce that Katie Ellet has been appointed to its board of directors as of January 2, 2024. Ms. Ellet serves as president, Hydrogen Energy and Mobility for North America at Air Liquide, a world leader in gases, technologies and services for Industry and Health, and a global innovator in low carbon hydrogen production. She has held a wide variety of leadership roles in the chemical and energy fields for the last 27 years.

“We are honored to have Katie join our Board of Directors,” said Dr. Patrick Gruber, CEO of Gevo. “She has a demonstrated record of technology expertise, market knowledge, and innovation that we expect will be invaluable to help guide Gevo through the next stages of our commercialization and scaling of bio-based renewable fuels.”

Over her career spanning nearly three decades, Ms. Ellet has held a variety of roles that speak to the many challenges inherent in a circular economy, which is central to Gevo's business system. Her extensive expertise and practical understanding of renewable energy applications, chemical products, hydrogen, go-to-market strategies, growth strategies, IP portfolio growth and management, and critical business intelligence will prove valuable. She holds a Bachelor of Science in Chemical Engineering from Michigan Technological University and a Master of Chemical Engineering from the University of Houston.

“I think we're at a pivotal moment in the development and implementation of renewable energy strategies on a global scale,” Ellet said. "Gevo's business model seamlessly integrates benefits from agriculture, energy, technology, and transportation sectors. It's a forward-thinking business that maximizes emerging opportunities, and I'm excited to contribute to its success."

About Gevo

Gevo’s mission is to transform renewable energy and carbon into energy-dense liquid hydrocarbons. These liquid hydrocarbons can be used for drop-in transportation fuels such as gasoline, jet fuel and diesel fuel, that when burned have potential to yield net-zero greenhouse gas emissions when measured across the full life cycle of the products. Gevo uses low-carbon renewable resource-based carbohydrates as raw materials, and is in an advanced state of developing renewable electricity and renewable natural gas for use in production processes, resulting in low-carbon fuels with substantially reduced carbon intensity (the level of greenhouse gas emissions compared to standard petroleum fossil-based fuels across their life cycle). Gevo’s products perform as well or better than traditional fossil-based fuels in infrastructure and engines, but with substantially reduced greenhouse gas emissions. In addition to addressing the problems of fuels, Gevo’s technology also enables certain plastics, such as polyester, to be made with more sustainable ingredients. Gevo’s ability to penetrate the growing low-carbon fuels market depends on the price of oil and the value of abating carbon emissions that would otherwise increase greenhouse gas emissions. Gevo believes that its proven, patented technology enabling the use of a variety of low-carbon sustainable feedstocks to produce price-competitive low-carbon products such as gasoline components, jet fuel and diesel fuel yields the potential to generate project and corporate returns that justify the build-out of a multi-billion-dollar business.

Gevo believes that the Argonne National Laboratory GREET model is the best available standard of scientific-based measurement for life cycle inventory or LCI.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including the appointment of Mary Kathryn (Katie) Ellet, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2022, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact

Heather L. Manuel
+1 303-883-1114
PR@gevo.com